Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 7, 2019

Stryker Corporation
2825 Airview Boulevard
Kalamazoo, Michigan 49002

Re:	Stryker Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Stryker Corporation, a Michigan corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.10 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) senior debt securities of the Company (“Senior Debt Securities”) which may be issued in one or more series under the indenture, dated as of January 15, 2010 (the “Senior Indenture”), between the Company and U.S. Bank National Association (in such capacity, the “Trustee”), which is incorporated by reference as an exhibit to the Registration Statement, (iv) subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) which may be issued in one or more series under a subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Company and the Trustee, the form of which is incorporated by reference as an exhibit to the Registration Statement, (v) warrants (“Warrants”) to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or securities of third parties or other rights, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (vi) subscription rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein, (vii) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from or sell to the Company, and obligating the Company to sell to or purchase from such holders, a specified number of shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (viii) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities, shares of Preferred Stock or debt obligations of third parties, including U.S. treasury securities, or other securities, securing the holders’ obligations to purchase or to sell the securities under the applicable Purchase Contracts, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (ix) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

Stryker Corporation
February 7, 2019

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the Registration Statement;

(b)          an executed copy of the Senior Indenture, incorporated by reference as an exhibit to the Registration Statement; and

(c)          the form of Subordinated Indenture, incorporated by reference as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (“Opined-on Law”).

As used herein, “Transaction Agreements” means the Indentures and the supplemental indentures and officers’ certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(i)           the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;

(ii)          an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations;

(iii)         the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto;

(iv)         the board of directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the board of directors of the Company; and

(v)          the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the articles of incorporation of the Company so as not to violate any applicable law, the articles of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Stryker Corporation
February 7, 2019

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.          With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) with respect to any Offered Debt Securities that are Subordinated Debt Securities, the Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

    2.          With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Debt Securities and/or other securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company or any applicable third party and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

    3.          With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Debt Securities and/or other securities relating to such Offered Subscription Rights have been duly authorized for issuance and/or sale by the Company or any applicable third party and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

    4.          With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Debt Securities and/or other securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company or any applicable third party and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Stryker Corporation
February 7, 2019

            5.          With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Purchase Contract and Debt Securities, Preferred Stock or debt obligations of third parties, or any of the foregoing, securing the holders’ obligations to purchase the securities under the Purchase Contracts included in such Offered Purchase Units have been duly authorized for issuance and/or sale by the Company or any applicable third party and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(i)           we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(ii)          we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(iii)         except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(iv)         we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver, or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(v)          we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;

Stryker Corporation
February 7, 2019

(vi)         we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(vii)        we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment.  Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

(viii)       we have assumed that the choice of New York law to govern the Indentures and any supplemental indenture thereto is a valid and legal provision;

(ix)         we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Subscription Rights Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(x)          we have assumed that the Subordinated Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Subscription Rights, Purchase Contracts and Purchase Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, subscription agent, purchase contract agent and purchase unit agent, as the case may be; and

(xi)         to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)          the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)          the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

Stryker Corporation
February 7, 2019

        (c)          neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the articles of incorporation or by-laws of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)          neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP